United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2003

MID-STATE BANCSHARES

(Name of Small Business Issuer in its Charter)

California	000-23925	77-0442667
(State or Other Jurisdiction of Incorporation or Organization)	(File Number)	(I.R.S. Employer Identification No.)

1026 Grand Ave. Arroyo Grande, CA		93420
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including area code:	(805) 473-7700

Item 5.    OTHER EVENTS

                On January 31, 2003, Mid-State Bancshares reported net income of $8.7 million for the three months ended December 31, 2002, a 2.7% increase over the comparable 2001 period’s earnings of $8.5 million.  For the full year 2002, net income was $29.9 million, up 8.9% from the $27.4 million generated in 2001.  Diluted earnings per share were $0.35 in the fourth quarter of 2002 and $1.20 for the full year, up from $0.34 and $1.18, respectively, reported in the comparable 2001 periods.

                Please refer to the Press Release dated January 31, 2003, attached hereto and made a part hereof.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 4, 2003		MID-STATE BANCSHARES

		By:	/s/ James W. Lokey
James W. Lokey
President
Chief Executive Officer

		By:	/S/ James G. Stathos
James G. Stathos
Executive Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Page No.

20	Press Release announcing Mid-State Bancshares Operating Results for the Fourth Quarter 2002	5